EXHIBIT 5
                                                                ---------



                                AGREEMENT
                                ---------


            This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of the Company is being filed, and all amendments thereto will be filed, on behalf of each of the entities named below.

Dated:  August 17, 1998

                        Oscar J. Mifsud Trust - 1998



                        By: /s/Oscar J. Mifsud
                            -------------------------------------
                            Oscar J. Mifsud, Trustee



                        Patrick L. Ryan Trust - 1998


                        By: /s/Patrick L. Ryan
                            -------------------------------------
                            Patrick L. Ryan, Trustee


                        David B. Smith Trust - 1998



                        By: /s/David B. Smith
                            -------------------------------------
                            David B. Smith, Trustee









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